                                                                       EXHIBIT 1


June 11, 2001



Securities and Exchange Commission
Washington D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 11, 2001, of Merchants & Manufacturers Bancorporation, Inc. and are in agreement with the statements contained in the second and third paragraphs of Item 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,




ERNST & YOUNG, LLP